EXHIBIT 15

September 6, 2005

To the Board of Directors and Shareholders

of Limited Brands, Inc.

We are aware of the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-3 No. 333-125561)

Registration Statement (Form S-8 No. 33-49871)

Registration Statement (Form S-8 No. 333-110465)

Registration Statement (Form S-8 No. 333-04927)

Registration Statement (Form S-8 No. 333-04941)

Registration Statement (Form S-8 No. 333-118407);

of Limited Brands, Inc. and subsidiaries of our report dated August 18, 2005 relating to the unaudited consolidated interim financial statements of Limited Brands, Inc. and subsidiaries that are included in its Form 10-Q for the thirteen and twenty-six weeks ended July 30, 2005.

/s/ Ernst & Young LLP

Columbus, Ohio